EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-21029 of General Motors Corporation on Form S-8 of our report dated June 13, 1997 appearing in this Annual Report on Form 11-K of the Saturn Individual Savings Plan for Represented Members for the year ended December 31, 1997.




s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Nashville, Tennessee
June 23, 1998



































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